UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           March 18, 2004

TeraForce Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas	75081

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (469) 330-4960

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Item 12. Results of Operations and Financial Condition.

     On March 17, 2004 the Company issued a press release concerning its results of operations for the quarter and fiscal year ended December 31, 2003 and providing information regarding a conference call to be held at 3:00 CST on November 18, 2003 to discuss these results.

     The text of this release is as follows:

TeraForce Reports
Fourth Quarter and Full Year 2003 Results
NEWS RELEASE
Net Revenues Increase
Cash Flow From Operations Positive in Fourth Quarter
Credit Facility Extended

Contact:	Patty Dickerson, Investor Relations — 469-330-4969
pdickerson@teraforce-tech.com

RICHARDSON, TEXAS (March 17, 2004) - TeraForce Technology Corporation (OTCBB: TERA) today announced financial results for the fourth quarter and fiscal year ended December 31, 2003.

Highlights

•	Fourth quarter net revenues — $2,170,000

•	Fourth quarter net cash provided by operating activities — $129,000

•	Fourth quarter gross profit — $937,000

•	Maturity of bank credit facility extended into 2005

Management Commentary
 TeraForce chairman and chief executive officer Herman Frietsch commented, “The almost 30% increase in net revenue and the cash positive operations in the fourth quarter of 2003 highlight a fundamental advance in the performance and prospects of our embedded computing business.

“In November we completed what we expect will be both strategically and financially a highly beneficial technology licensing and product development arrangement with Curtiss-Wright’s VISTA Controls unit. This agreement is initially generating approximately $3,500,000 in licensing revenues that we expect to recognize in 2004. It also funds and accelerates the availability of ruggedized versions of our leading products, which we believe will lead to larger program opportunities and greater sales.

“Our increasing revenues and market position during 2003 also supported our financing activities that secured the funding required for our growth and enabled us to improve our debt terms and maturities.

“For 2004, we anticipate both increasing orders from programs in which we have secured design wins and strong market growth with expanding opportunities for increasing revenues. Accordingly, we are broadening our sales and marketing activities and also expect to capitalize on our VISTA/Curtiss-Wright relationship and the availability of our ruggedized products.

“Based on these factors, combined with sustained margin improvements and expense discipline, I believe we will achieve positive cash flow and profitable results during 2004. First half results will benefit from licensing revenues while we continue to build momentum in our program-based orders. In addition, our

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financial position and financing flexibility have been materially improved by a new agreement that extends the maturity of our guaranteed bank debt into April of 2005.”

Financial Results
 Net revenues for the fourth quarter of 2003 were $2,170,000, compared to $1,029,000 in the same quarter last year and $1,699,000 in the third quarter of 2003. For the full year of 2003, net revenues were $6,207,000 compared to $5,036,000 in 2002.

In the fourth quarter of 2003 net cash provided by operating activities amounted to $129,000. In the fourth quarter of 2002 net cash used in operating activities was $1,156,000 and in the third quarter of 2003 net cash used in operating activities was $2,976,000.

Gross profit for the fourth quarter of 2003 was $937,000. This compares to gross profit for the fourth quarter last year of $39,000 and $591,000 for the third quarter of 2003. The operating loss for the fourth quarter of 2003 amounted to $759,000 versus $1,913,000 in the fourth quarter of 2002 and $1,611,000 in the third quarter of 2003. Net revenues and the operating loss in the fourth quarter of 2003 do not reflect approximately $1,550,000 in license fees received during the quarter related to our agreements with VISTA Controls. The Company expects to recognize revenue related to these and other payments during 2004.

The net loss for the fourth quarter of 2004 was $1,882,000 ($0.01 per share) as compared to $2,993,000 ($0.03 per share) in the fourth quarter of 2002. For the year ended December 31, 2003, the net loss was $8,559,000 ($0.07 per share) versus a loss of $4,350,000 ($0.05 per share) in the previous year. The net loss for 2002 reflects income of $6,300,000 from the settlement of litigation.

Net income for 2003 includes non-cash charges totaling approximately $2,599,000, consisting of approximately $1,151,000 from our share of the net loss of and the adjustment in the carrying value of the Company’s interest in and receivable from Intelect Technologies, Inc. and approximately $1,448,000 related to the amortization of warrant and other costs arising from financing transactions.

The Company also announced that it has negotiated an extension of its $4,200,000 bank credit facility. The amended facility matures in April 2005 and provides for mandatory reductions of $300,000 in June and December 2004. The facility had been scheduled to mature in June 2004.

Conference Call Scheduled
 The Company will also host a management conference call Thursday, March 18, 2004 at 3:00 p.m. Central Standard Time, to review the matters discussed in this release. Stockholders and investors interested in attending the conference call should dial 904-779-4773 ten minutes prior to the call, reservation code 22454607. A live webcast of the conference call will also be available on the TeraForce website http://www.teraforcetechnology.com/.

A replay of the conference call will be available later that day from 5:00 p.m. Eastern Standard Time through 5:00 p.m. Eastern Daylight Time on April 18, 2004. To access the playback, please call 402-220-2491. The reservation code for the replay is 22454607. A replay will be available online through the TeraForce website http://www.teraforcetechnology.com/.

About TeraForce Technology Corporation
 Based in Richardson, Texas, TeraForce Technology Corporation (OTCBB: TERA) designs, develops, produces and sells high-density embedded computing platforms and digital signal processing products, primarily for applications in the defense electronics industry. TeraForce’s primary operating unit is DNA Computing Solutions, Inc., www.dnacomputingsolutions.com.

Except for the historical information contained herein, the statements in this announcement are forward looking statements which involve risks and uncertainties that could cause actual results to differ

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materially from those expressed in, or implied by, the forward looking statements. Factors that might cause such a difference include, but are not limited to, those relating to: general economic conditions; success in the development and market acceptance of new and existing products; dependence on suppliers, third party manufacturers and channels of distribution; contingent liabilities; customer and product concentration; fluctuations in customer demand; maintaining access to external sources of capital; ability to attract and retain key management and technical personnel; issues regarding intellectual property rights; overall management of the Company’s expansion; and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
December 31, 2003 and 2002
(Thousands of dollars, except share data)

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$165	$55
Temporary cash investments	—	457
Accounts receivable net of allowance of $30 in 2003	1,935	573
Receivable from affiliate	—	699
Inventories	1,595	2,354
Prepaid expenses and other current assets	537	780

Total current assets	4,232	4,918
Property and equipment, net	378	573
Investment in affiliate	250	702
Other assets	488	531

	$5,348	$6,724

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of notes payable	$700	$4,047
Accounts payable	1,495	1,919
Deferred revenue	1,550	—
Accrued liabilities	1,686	1,392

Total current liabilities	5,431	7,358
Long-term notes payable	5,909	900
Other long-term liabilities	795	1,100
Stockholders’ deficit:
Common Stock, $.01 par value; authorized 200,000,000 shares; 130,837,186 and 114,255,518 shares issued in 2003 and 2002, respectively	1,308	1,143
Additional paid-in capital	189,194	184,953
Accumulated deficit	(195,702)	(187,143)

	(5,200)	(1,047)
Less 400,474 shares of common stock in treasury at cost	(1,587)	(1,587)

Total stockholders’ deficit	(6,787)	(2,634)

	$5,348	$6,724

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TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Thousands of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
		(unaudited)
Net revenues	$2,170	$1,029	$6,207	$5,036
Cost of revenue	1,233	990	3,998	3,334

Gross profit	937	39	2,209	1,702

Expenses:
Engineering and development	511	579	2,574	3,065
Selling and administrative	1,185	1,373	4,707	5,872
Write-off of receivable from unconsolidated affiliate	—	—	699	—

	1,696	1,952	7,980	8,937

Operating loss	(759)	(1,913)	(5,771)	(7,235)

Other income (expense):
Litigation settlement	—	—	—	6,300
Litigation costs, net of insurance reimbursement	(25)	(757)	(442)	(872)
Share of loss and adjustment to carrying value of unconsolidated affiliate	—	(181)	(452)	(582)
Interest expense	(1,072)	(120)	(1,847)	(508)
Interest income and other	34	(22)	(47)	67

	(1,063)	(1,080)	(2,788)	4,405

Income (loss) from continuing operations	(1,822)	(2,993)	(8,559)	(2,830)
Loss from discontinued operations	—	—	—	(1,520)

Net loss	$(1,822)	$(2,993)	$(8,559)	$(4,350)

Basic and diluted loss per share:
Continuing operations	$(.01)	$(.03)	$(.07)	$(0.03)
Discontinued operations	—	—	—	(0.02)

Net loss per share	$(.01)	$(.03)	$(.07)	$(0.05)

Weighted average number of common shares outstanding (thousands) basic and diluted	125,073	110,238	119,111	93,581

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TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(Thousands of dollars)

	Year Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(8,559)	$(4,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued settlement obligation	—	1,445
Utilization of prepaid services	193	807
Depreciation and amortization	247	256
Amortization of deferred financing costs	1,448	72
Amounts related to unconsolidated affiliate	1,151	582
Other	369	(377)
Changes in operating assets and liabilities:
Accounts receivable	(1,362)	415
Inventories	758	908
Deferred revenue	1,550	—
Accounts payable and accrued liabilities	(571)	(730)

Net cash used in operating activities	(4,776)	(972)

Cash flows from investing activities:
Capital expenditures	(32)	(179)
Investment in temporary cash investments	457	(404)
Net proceeds from disposal of discontinued operations	—	1,244
Software development costs	(137)	—

Net cash used in investing activities	288	661

Cash flows from financing activities:
Proceeds from issuance of notes payable	4,046	700
Proceeds from issuance of common stock	1,494	3,020
Principal payments on notes payable	(1,000)	(3,355)
Proceeds from exercise of warrants and employee stock options	58	—

Net cash provided by (used in) investing activities	4,598	365

Net increase (decrease) in cash and cash equivalents	110	54
Cash and cash equivalents, beginning of period	55	1

Cash and cash equivalents, end of period	$165	$55

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Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Business to Be Acquired:            N/A

     (b) Pro Forma Financial Information:            N/A

     (c) Exhibits:            N/A

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

(Registrant)

Date: March 18, 2004	By: /s/ Herman M. Frietsch

(Signature)
Herman M. Frietsch

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